UFP Technologies Announces Strong Q3 Results

Newburyport, Mass., November 3, 2026. UFP Technologies, Inc. (Nasdaq: UFPT), a trusted contract development and manufacturing organization specializing in comprehensive solutions for medical devices, sterile packaging and other highly engineered custom products, today reported net income of $20.6 million for its third quarter ended September 30, 2026, 25.8% higher than net income of $16.4 million for the third quarter of 2025. Net sales for the quarter ended September 30, 2026 were $172.4 million, 11.6% higher than 2025 third quarter sales of $154.6 million. Generally accepted accounting principles ("GAAP") and adjusted earnings per diluted common share outstanding ("EPS") for the quarter ended September 30, 2026 were $2.64 and $2.88, respectively. Net income for the nine-month period ended September 30, 2026 was $59.0 million, 16.2% higher than net income of $50.7 million for the same period in 2025. Net sales for the nine-month period ended September 30, 2026 were $500.6 million, compared to sales of $453.9 million in the same period of 2025. GAAP and adjusted EPS for the nine-month period ended September 30, 2026 were $7.56 and $8.28, respectively.
Throughout this news release, reference is made to non-GAAP measures including organic sales growth; adjusted selling, general and administrative expenses ("SG&A"); adjusted operating income; adjusted net income and EPS; and EBITDA and adjusted EBITDA. Please see “Non-GAAP Financial Information” at the end of this news release.
"Our third quarter and year-to-date results reflect continued solid execution across the UFP platform and progress toward our long-term growth strategy,” said Mitch Rock, President and Chief Executive Officer. “In the third quarter, sales grew 11.6%, including 11.1% organic growth, gross margins increased to 29.4%, and adjusted operating income grew 14.5%. MedTech sales grew 12.5%, reflecting broad-based demand across our portfolio.”

“Year-to-date sales increased 10.3% to $500.6 million. MedTech sales grew 11.7% and our top five MedTech customers collectively grew 11.7%, reinforcing the balance, diversity, and durability of our portfolio of operating businesses.”

“Operationally, we are seeing meaningful improvements across our businesses, including scaling new programs in the Dominican Republic and margin improvements in our legacy UFP operations. We are also seeing strong results from investments we have made to broaden our capabilities. Our 2025 investment in TPI has exceeded our expectations and provides an initial position in injection molding, a technology where we see opportunity to expand across UFP. We have also made significant year-over-year progress at AJR in both the U.S. and the Dominican Republic. However, scheduled program transfers to the Dominican Republic and margin improvement remain behind plan."
“Looking ahead to 2027, we are optimistic about the strength and positioning of UFP. We have invested in additional capacity at DAS Medical to support double-digit growth and have continued to build and invest in the team. We also continue to see attractive acquisition opportunities and are making progress on several of them."

"In parallel, we are working to expand our credit facility, increasing our capacity to invest in high-quality businesses that meet our investment criteria. With a strong balance sheet and an expanded team, we have the capacity to effectively onboard larger businesses and create long-term value.”

Financial Highlights:
•Sales for the third quarter increased 11.6% to $172.4 million, from $154.6 million in the same period of 2025. Year-to-date sales through September increased 10.3% to $500.6 million, from $453.9 million in the same period of 2025. Organic sales growth for the three- and nine-month periods ended September 30, 2026, was 11.1% and 7.9%, respectively.

•Gross profit as a percentage of sales (“Gross Margin”) increased to 29.4% for the third quarter of 2026, from 27.7% in the same quarter of 2025. Gross Margin for the nine-month period ended September 30, 2026, increased to 29.2% from 28.3% in the same period of 2025.

•SG&A increased 21.4% to $23.2 million for the third quarter of 2026, from $19.1 million in the same quarter of 2025. As a percentage of sales, SG&A increased to 13.4% in the third quarter of 2026, from 12.3% in the same period of 2025. For the nine-month period ended September 30, 2026, SG&A increased 18.5% to $66.9 million from $56.5 million in the same period of 2025. As a percentage of sales, SG&A in the nine-month period ended September 30, 2026, increased to 13.4% from 12.4% in the same period of 2025. As a percentage of sales, adjusted SG&A increased to 12.0% and 11.9% for the three- and nine-month periods ended September 30, 2026, respectively, from 10.7% and 10.8%, respectively, in the same periods of 2025.
•Operating income increased 18.1% to $27.6 million for the third quarter of 2026, from $23.4 million in the same quarter of 2025. Adjusted operating income for the third quarter of 2026 increased 14.5% to $30.1 million from $26.3 million in the same period of 2025. For the nine-month period ended September 30, 2026, operating income increased 11.6% to $79.1 million from $70.8 million in the same period of 2025. Adjusted operating income for the nine-month period ended September 30, 2026, increased 9.0% to $86.6 million from $79.4 million in the same period of 2025.
•Net income increased 25.8% to $20.6 million in the third quarter of 2026, compared to $16.4 million in the same period of 2025. Adjusted net income increased 21.1% to $22.5 million in the third quarter of 2026, from $18.6 million in the same period of 2025. GAAP and adjusted diluted EPS for the third quarter of 2026 were $2.64 and $2.88, respectively, as compared to $2.11 and $2.39, respectively, for the same period in 2025. For the nine-month period ended September 30, 2026, net income increased 16.2% to $59.0 million, from $50.7 million in the same period of 2025. Adjusted net income increased 13.0% to $64.5 million for the nine-month period ended September 30, 2026, from $57.1 million in the same period of 2025.
•Adjusted EBITDA for the third quarter of 2026 increased 15.3% to $35.4 million from $30.7 million in the third quarter of 2025. Adjusted EBITDA for the nine-month period ended September 30, 2026, increased 10.7% to $102.8 million, from $92.8 million in the same period of 2025.

About UFP Technologies, Inc.

UFP Technologies is a trusted contract development and manufacturing organization specializing in comprehensive solutions for medical devices, sterile packaging and other highly engineered custom products. The company’s single-use and single-patient devices and components are used across a wide range of medical products in segments including robotic assisted surgery, patient beds and handling, infection control, cardiovascular, orthopedics and spine and wound care. For more information, visit ufpt.com.

Contact: Ron Lataille
978-234-0926

Consolidated Condensed Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net sales	$172,434	$154,558	$500,600	$453,882
Cost of sales	121,671	111,811	354,557	325,440
Gross profit	50,763	42,747	146,043	128,442
Selling, general & administrative expenses	23,154	19,069	66,928	56,474
Acquisition costs	12	14	84	334
Change in fair value of contingent consideration	—	263	—	789
(Gain) loss on disposal of property, plant & equipment	(9)	22	(41)	11
Operating income	27,606	23,379	79,072	70,834
Interest expense, net	1,492	2,393	4,940	7,873
Other income	(6)	(78)	(24)	(10)
Income before income tax expense	26,120	21,064	74,156	62,971
Income tax expense	5,503	4,681	15,193	12,224
Net income	$20,617	$16,383	$58,963	$50,747

Net income per share	$2.66	$2.12	$7.62	$6.59
Net income per diluted share	$2.64	$2.11	$7.56	$6.52

Weighted average common shares outstanding	7,746	7,712	7,736	7,703
Weighted average diluted common shares outstanding	7,806	7,780	7,795	7,783

Consolidated Condensed Balance Sheets
(in thousands)
(Unaudited)

	September 30, 2026	December 31, 2025
Assets:
Cash and cash equivalents	$20,625	$20,301
Receivables, net	97,154	82,914
Inventories	98,148	86,856
Other current assets	14,711	10,930
Property, plant, and equipment, net	78,582	79,109
Goodwill	198,875	197,403
Intangible assets, net	136,194	140,849
Other assets	38,346	36,715
Total assets	$682,635	$655,077
Liabilities and equity:
Accounts payable	$26,488	$24,289
Current portion of long-term debt	12,500	12,500
Other current liabilities	38,371	38,073
Long-term debt, excluding current installments	83,500	122,955
Other liabilities	36,061	33,383
Total liabilities	196,920	231,200
Total equity	485,715	423,877
Total liabilities and stockholders' equity	$682,635	$655,077
Conference Call
The Company has scheduled a conference call on November 4th, 2026, at 8:30 AM Eastern time. Participants may join the call using the following dial-in numbers:
•Toll-Free: 1-412-206-6478
•International: 1-833-890-4010

A live webcast of the conference call and accompanying materials will be available at www.ufpt.com.
A replay of the webcast will be accessible following the event on the Company’s Investor Relations website at https://ufpt.com/investors/.
Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties, and other factors, which may cause our or our industry’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Such statements include, but are not limited to, statements about the Company’s future financial or operating performance; statements of the Company about the marketplace and the Company’s position in the marketplace; statements about the Company’s acquisition strategies and opportunities and the Company’s growth potential and strategies for growth; statements about the integration and performance of recent acquisitions, including that such acquisitions will be accretive to the Company's revenue, income and EBITDA; statements about the Company’s ability to realize the benefits expected from our pipeline of acquisition opportunities and recently completed acquisitions, including any related synergies; expectations regarding an increase in revenue as a result of the Company’s new programs and facility expansions in the Dominican Republic and the completion of program transfers to the Dominican Republic; statements about the Company’s ability to realize the benefits expected from investments in TPI, AJR and DAS Medical and otherwise; expectations regarding an increase in product demand as a result of negotiating favorable terms with the Company’s largest customer; efforts to expand our credit facility; expectations regarding customer demand; and any indication that the Company may be able to sustain or increase its sales, gross margins, earnings or earnings per share, or its sales, gross margins, earnings or earnings per share growth rates. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company's general ability to execute its business plans; industry conditions, including fluctuations in supply, demand and prices for the Company's products and services due to inflation or otherwise; risks associated with governmental regulations and/or sanctions affecting the import and export of products, including tariffs, global trade barriers, additional taxes, tariff increases or uncertainties, cash repatriation restrictions, retaliations and boycotts between the U.S. and other countries; risks associated with domestic, regional and global political risks and uncertainties, including the ongoing conflict between the U.S. and Iran; risks relating to cyber security, such as cyber-attacks on the Company’s information technology infrastructure, products, suppliers, customers and partners, including the potential consequences of the Cyber Incident (as defined in Item 1C, Cybersecurity in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025) could result in data or financial loss, reputational harm, business disruption, damage to our relationships with customers, consumers, employees and third parties on which we rely, litigation, regulatory investigations, enforcement actions or other negative impacts under cybersecurity related regulations or otherwise; risks associated with our or third-party use of artificial intelligence technologies; risks related to our indebtedness and compliance with covenants contained in our financing arrangements, whether our efforts to expand our credit facility will succeed on favorable terms if at all and whether any available financing may be sufficient to address our needs; risks relating to delayed payments by our customers and the potential for reduced or canceled orders; risks related to customer concentration; risks associated with new product and program launches; risks relating to our performance and the performance of our counterparties under the agreements we have entered into; the risk that our two largest customers, on whom we depend for a substantial portion of our annual revenues, will not purchase the expected volume of goods under the supply agreements we have entered into with them because, among other things, they no longer require the products at all or to the degree they anticipated or because, among other things, our largest customer decides to manufacture the products itself or through one of its affiliates or it obtains the products from other listed suppliers specified in our agreement; risks associated with our inability to extend or otherwise renegotiate favorable terms with the Company's largest customer, if at all; the risk that we will not achieve expected rebates under the applicable supply agreement; risks relating to our ability to maintain increased levels of production at profitable levels, if at all; or to continue to increase production rates and/or timely and successfully transfer programs to the Dominican Republic and risks relating to disruptions and delays in our supply chain or labor force; risks relating to our new programs and facility expansions in the Dominican Republic; risks associated with the identification of suitable acquisition candidates and the successful, efficient execution of acquisition transactions, the integration of any such acquisition candidates, the value of those acquisitions to our customers and shareholders, and the financing of such acquisitions; risks related to inflation and other risks and uncertainties set forth in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in the Company's filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions, or circumstances on which any such statement is based. Forward-looking statements are also subject to the risks and other issues described below under “Non-GAAP Financial Information,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release.
Non-GAAP Financial Information
This news release includes non-GAAP performance measures. Management considers organic sales growth, adjusted SG&A, adjusted operating income, adjusted net income and EPS, EBITDA and adjusted EBITDA, non-GAAP measures. The Company uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of the Company’s historical operating results. The Company’s management believes these non-GAAP measures are useful in evaluating the Company’s operating performance and are similar to measures reported by publicly listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s performance for the periods presented. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures of performance used by other companies in other industries or within the same industry.
Organic Sales Growth Rate Reconciliation
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Overall net sales	$172,434	$154,558	$500,600	$453,882
Net sales from acquired operations	(725)	—	(10,644)	—
Organic sales	$171,709	$154,558	$489,956	$453,882

Organic growth sales rate	11.1%		7.9%

Adjusted Selling, General and Administrative Expenses (SG&A)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
SG&A (GAAP)	$23,154	$19,069	$66,928	$56,474
Amortization of intangible assets	(2,500)	(2,481)	(7,458)	(7,279)
Adjusted SG&A (Non-GAAP)	$20,654	$16,588	$59,470	$49,195
Adjusted SG&A as a % of sales	12.0%	10.7%	11.9%	10.8%
Adjusted Operating Income Reconciliation
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Operating income (GAAP)	$27,606	$23,379	$79,072	$70,834
Adjustments:
Purchase accounting expenses	—	146	—	146
Acquisition costs	12	14	84	334
Change in fair value of contingent consideration	—	263	—	789
Amortization of intangible assets	2,500	2,481	7,458	7,279
(Gain) loss on disposal of fixed assets	(9)	22	(41)	11
Adjusted operating income (Non-GAAP)	$30,109	$26,305	$86,573	$79,393

Adjusted Net Income per Diluted Common Share Outstanding Reconciliation
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income (GAAP)	$20,617	$16,383	$58,963	$50,747
Adjustments (net of taxes):
Purchase accounting expenses	—	146	—	146
Acquisition costs	12	14	84	334
Change in fair value of contingent consideration	—	263	—	789
Amortization of intangible assets	2,500	2,481	7,458	7,279
(Gain) loss on disposal of fixed assets	(9)	22	(41)	11
Taxes on adjustments	(645)	(753)	(1,932)	(2,204)
Adjusted net income (Non-GAAP)	$22,475	$18,556	$64,532	$57,102

Adjusted net income per diluted share outstanding (Non-GAAP)	$2.88	$2.39	$8.28	$7.34
Weighted average diluted common shares outstanding	7,806	7,780	7,795	7,783
EBITDA Reconciliation
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income (GAAP)	$20,617	$16,383	$58,963	$50,747
Income tax expense	5,503	4,681	15,193	12,224
Interest expense, net	1,492	2,393	4,940	7,873
Depreciation	2,524	2,393	7,430	6,948
Amortization of intangible assets	2,500	2,481	7,458	7,279
EBITDA (Non-GAAP)	$32,636	$28,331	$93,984	$85,071
Adjustments:
Share based compensation	2,790	1,959	8,747	6,456
Purchase accounting expenses	—	146	—	146
Acquisition costs	12	14	84	334
Change in fair value of contingent consideration	—	263	—	789
(Gain) loss on disposal of fixed assets	(9)	22	(41)	11
Adjusted EBITDA (Non-GAAP)	$35,429	$30,735	$102,774	$92,807